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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 31, 2000

                               JCC HOLDING COMPANY
               (Exact Name of Registrant as Specified in Charter)


          DELAWARE                     1-12095                 62-1650470
(State or Other Jurisdiction  (Commission File Number)       (IRS Employer
     of Incorporation)                                     Identification No.)


                                 One Canal Place
                           365 Canal Street, Suite 900
                          New Orleans, Louisiana, 70130
              (Address of Principal Executive Offices and Zip Code)


                                 (504) 533-6000
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS.

         On August 31, 2000, we entered into the Amendment to Credit Agreement; Modifications to Third Waiver and Related Documents; Amendment to Manager Subordination Agreement; and Other Agreements Amongst the Parties. The terms of this agreement provide for the following amendments and modifications to certain of our existing agreements:

         o The agreement (1) amends our credit agreement to, among other things, change the earnings before interest, taxes, depreciation and amortization ("EBITDA") maintenance requirements with which we are required to comply through the quarter ended December 31, 2000; (2) subject to certain limitations, re-establishes our $25 million revolving line of credit, and; (3) grants additional waivers to allow Harrah's Entertainment, Inc. and Harrah's Operating Company to advance up to an additional $10 million (in addition to the $40 million previously advanced) under their minimum payment guaranty of the $100 million minimum annual payment that we are required to pay to the Louisiana Gaming Control Board under our casino operating contract, subject to certain limitations, including the requirement that we must first borrow all of the $25 million available under our revolving line of credit before we may draw additional amounts under the minimum payment guaranty. Advances under the minimum payment guaranty are secured by a first priority lien on substantially all of our assets.

         o The agreement amends our limited forbearance agreement with Harrah's New Orleans Management Company and Harrah's Operating Company to permit us to continue to forbear until April 1, 2001, the payment of certain amounts, including amounts presently due and becoming due under the administrative services agreement, reimbursable costs due under our management agreement and the rent and certain additional charges with respect to certain equipment that we lease from Harrah's Operating Company.

         o Harrah's Operating Company, Inc. repurchased from our bank lenders approximately $145.5 million of our present obligations to the bank lenders, which it had previously guaranteed under the Guaranty and Loan Purchase Agreement, and agreed to provide the funding for the balance of our $25 million revolving line of credit as it is drawn from the banks.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS.

          (c)  Exhibits.

               The following exhibits are filed herewith:

         Exhibit No.                        Description

         4.19                         Amendment to Credit Agreement;
                                      Modifications to Third Waiver and Related
                                      Documents; Amendment to Manager


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                                      Subordination Agreement; and other
                                      agreements amongst the parties, dated as of August 31, 2000, among Harrah's Entertainment, Inc., Harrah's Operating Company, Inc., Harrah's New Orleans Management Company, JCC Holding Company, Jazz Casino Company, L.L.C., various lending institutions party to the Credit Agreement referred to below and Bankers Trust Company, as Administrative Agent.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  JCC HOLDING COMPANY
                                  (REGISTRANT)



                                  /s/   L. Camille Fowler
                                  ---------------------------------------------
                                  L. Camille Fowler
                                  Vice President - Finance, Secretary and
                                  Treasurer



Date:  September 1, 2000


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                                INDEX TO EXHIBITS


     Exhibit
     Number                             Exhibit Description
     -------                            -------------------

      4.19                  Amendment to Credit Agreement; Modifications to
                            Third Waiver and Related Documents; Amendment to
                            Manager Subordination Agreement; and other
                            Agreements Amongst the Parties, dated as of August
                            31, 2000, among Harrah's Entertainment, Inc.,
                            Harrah's Operating Company, Inc., Harrah's New
                            Orleans Management Company, JCC Holding Company,
                            Jazz Casino Company, L.L.C., various lending institutions party to the Credit Agreement referred to below and Bankers Trust Company, as Administrative Agent. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred below.